                                                                    EXHIBIT 21.1


                      NAME AND JURISDICTION OF SUBSIDIARIES


                               NAME OF SUBSIDIARY
       Alliant Holdings LLC*
          - Alliant Defense LLC*
            - Alliant Ammunition and Powder Company LLC*
              - American Powder LLC*
              - New River Energetics, Inc.*
            - Alliant Ammunition Systems Company LLC*
            - Alliant Lake City Small Caliber Ammunition Company LLC*
            - Alliant Precision Fuze Company LLC*
            - Alliant Integrated Defense Company LLC*

          - Alliant Propulsion and Composites LLC*
            - Alliant Aerospace Company**
              - Alliant Aerospace Composite Structures Company LLC*
              - Alliant Aerospace Propulsion Company LLC*
            - Alliant Southern Composites Company LLC*
            - ATK Tactical Systems Company LLC*
            - Thiokol Propulsion Corp.*
              - Thiokol Technologies International, Inc.*

       Alliant International Holdings Inc.**
          - Alliant Assurance Ltd.***

         * Incorporated in Delaware
         ** Incorporated in Minnesota
         *** Incorporated in Vermont

The Registrant has other subsidiaries which, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of August 1, 2001.